Exhibit 10.3

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is dated as of the “Effective Date” (as hereinafter defined), by and between Realogy Corporation, a Delaware corporation (the “Company”), and Henry R. Silverman (the “Executive”).

WHEREAS, Cendant Corporation, a Delaware corporation (“Cendant”), and the Executive are parties to an Amended and Extended Employment Agreement dated July 1, 2002, as thereafter amended from time to time (the “Cendant Agreement”).

WHEREAS, Cendant’s Board of Directors has approved the distribution of common stock of the Company by way of a pro rata dividend to Cendant stockholders (the “Transaction”).

WHEREAS, the Company desires to employ the Executive, and the Executive desires to serve the Company, in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION I

EFFECTIVENESS

This Agreement shall become effective as of the date on which the Transaction is consummated (the “Effective Date”).

SECTION II

POSITION AND RESPONSIBILITIES

The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, upon the terms and conditions provided in this Agreement. The Executive shall serve as Chief Executive Officer of the Company from the Effective Date through December 31, 2007, or such earlier date on which the Executive ceases to be employed for any reason or the Company terminates his employment for any reason (the “Period of Employment”). During the Period of Employment, the Executive shall also serve as Chairman of the Board of Directors and following the Period of Employment shall thereafter serve as non-executive Chairman of the Board of Directors of the Company (the “Board”); provided, that (x) the

Executive’s continued service as a member of the Board shall at all times remain subject to any and all nomination and election procedures in accordance with the Company’s by-laws and (y) following the Period of Employment, the Executive shall have no obligation to continue to serve as non-executive Chairman. During the Period of Employment, the Company shall nominate the Executive for re-election to the Board. During the Period of Employment, the Executive shall report to, and be subject to the direction of, the Board. The parties hereby agree and acknowledge that it shall not be a violation of this Section II for the Executive to continue to serve as the Chief Executive Officer and Chairman of the Board of Directors of Cendant, but in no event beyond December 31, 2006. During the Period of Employment, the Company shall provide the Executive with a primary office (staffed and furnished in a manner comparable to that provided to other senior executives of the Company) from which he shall execute his responsibilities in New York, New York (the “Business Office”), except for normal and reasonable business travel in connection with his duties hereunder.

SECTION III

COMPENSATION AND BENEFITS

(a)	Compensation

For all services rendered by the Executive pursuant to this Agreement during the Period of Employment, including services as an executive officer, director or committee member of the Company or any subsidiary or affiliate of the Company, the Company shall pay the Executive a fixed base salary (“Base Salary”) of $1 per annum. During the Period of Employment, the Executive shall not be eligible for any other compensation, including but not limited to any annual or long term incentive compensation awards, nor shall he be entitled to any fees for his services as Chairman of the Board. Following the Period of Employment, the Executive shall be eligible to receive director fees and other compensation in accordance with the policies of the Company applicable to non-employee directors.

(b)	Benefits

During the Period of Employment, the Executive shall be entitled to receive from the Company all of the same executive benefits and perquisites as the Executive received from Cendant immediately prior to the Effective Date. During the period in which Executive provides services to the Company as a consultant or non-employee director following the Period of Employment, the Company shall provide to the Executive office space convenient to the Executive’s primary residence, as of the end of the Period of Employment, and suitable in respect of the services which the Executive provides to the Company hereunder, along with suitable clerical support, and appropriate security when traveling on Company business. The Company shall reimburse the Executive for all properly documented business expenses incurred for services rendered on behalf on the Company, whether during the Period of Employment or thereafter. The Company shall also provide the Executive with the registration rights and related assistance set forth in Section 4(i) of the Cendant Agreement but as applicable to the common stock and options of the Company owned by the Executive.

(c)	Certain Post-Separation Benefits and Obligations

(i) Upon (a) the Executive ceasing to be employed by the Company as of December 31, 2007 or (b) a termination of the Executive’s employment prior to December 31, 2007, by the Company without “Cause” (as defined in the Cendant Agreement) or by the Executive for “Good Reason” (as defined in Exhibit A) (a termination referred to in (a) or (b) being referred to as a “Qualifying Termination”), then from and after the Qualifying Termination (the “Termination Date”), the Company shall provide to the Executive and/or his dependants compensation and benefits which are identical to the compensation and benefits described in Section 6(a)(vi) of the Cendant Agreement (the “Realogy Separation Benefits”); provided, that if the Executive dies prior to the third anniversary of the Termination Date, the Executive’s dependents shall be entitled, through such third anniversary, to benefits which are identical to the “Health and Welfare Coverage” (as defined in the Cendant Agreement).

(ii) If the Period of Employment terminates due to the Executive’s death, the Executive’s dependents shall be entitled, for the remainder of their lives, to benefits which are identical to the Health and Welfare Coverage.

(iii) If the Period of Employment terminates due to the Executive’s Disability (as defined in the Cendant Agreement), the Executive and/or his dependents shall be entitled, in accordance with Section 6(a)(ii) of the Cendant Agreement, to benefits which are identical to the Health and Welfare Coverage (the “Realogy Disability Benefits”).

(iv) For purposes of this Section III(c): (i) references in the Cendant Agreement to the “Company” shall be deemed to be references to Realogy Corporation; (ii) the Executive shall become a consultant and not an employee for purposes of Section 6(a)(vi)(A)(II) of the Cendant Agreement; (iii) the Company’s obligation to provide the Realogy Separation Benefits or the Realogy Disability Benefits, and the Executive’s obligations with respect thereto, as the case may be, shall in all other respects be subject to identical terms and conditions to those set forth in Section 6(a)(vi) of the Cendant Agreement and (iv) the provisions of Section 6(c) of the Cendant Agreement shall continue to apply, except that references therein to the provisions relating to termination of Executive’s employment shall be deemed references to a Qualifying Termination.

(d)	Restrictive Covenants

The provisions of Sections 8 of the Cendant Agreement shall continue to apply to the Executive (the “Restrictive Covenants”), with references therein to the “Company” being deemed references to the Realogy Corporation, it being understood that the Restricted Period shall end on the date that the Company ceases providing the Executive with the Realogy Separation Benefits or the Realogy Disability Benefits, as the case may be.

(e)	Additional Payments

The provisions of Section 7 of the Cendant Agreement (“Section 7”) shall apply with respect to any payments that might otherwise be due the Executive hereunder, whether during or following the Period of Employment, and for purposes of determining the obligations of the Company with respect to such payments, the provisions of Section 7 shall be applied with references to Company replacing references to Cendant as necessary.

SECTION IV

MODIFICATION

This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement shall be deemed to have been waived except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver for the future or act on anything other than that which is specifically waived.

SECTION V

GOVERNING LAW; ARBITRATION

This Agreement has been executed and delivered in the State of New York and its validity, interpretation, performance and enforcement shall be governed by the internal laws of that state. Any controversy, dispute or claim arising out of or relating to this Agreement or the breach hereof which cannot be settled by mutual agreement (other than with respect to violations of the Restrictive Covenants for which the Company may, but shall not be required to, seek injunctive relief) shall be finally settled by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state arbitration law) as follows: Any party who is aggrieved shall deliver a notice to the other party setting forth the specific points in dispute. Any points remaining in dispute twenty (20) days after the giving of such notice may be submitted to arbitration in New York, New York, to the American Arbitration Association, before a single arbitrator appointed in accordance with the arbitration rules of the American Arbitration Association, modified only as herein expressly provided. After the aforesaid twenty (20) days, either party, upon ten (10) days notice to the other, may so submit the points in dispute to arbitration. The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings. The decision of the arbitrator on the points in dispute shall be final, unappealable and binding, and judgment on the award may be entered in any court having jurisdiction thereof. The expenses of the arbitration shall be borne by the Company and the Company shall bear its own legal fees and expenses and pay, at least monthly, all of the Executive’s reasonable legal fees and expenses incurred in connection with such arbitration regardless of the outcome, except that the Executive shall have to reimburse the Company for his reasonable legal fees and expenses if the arbitrator finds that the Executive brought an action in bad faith. The parties agree that this Section V has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement, and that this Section V shall be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than post-arbitration actions seeking to enforce an arbitration award. In the event that any court determines that this arbitration procedure is not binding, or otherwise allows any litigation regarding a dispute, claim, or controversy covered by this Agreement to proceed, the parties hereto hereby waive any and all right to a trial by jury in or with respect to such litigation. The parties shall keep confidential, and shall not disclose to any person, except as may be required by law, the existence of any controversy hereunder, the referral of any such controversy to arbitration or the status or resolution thereof.

SECTION VI

SURVIVAL; SEPARABILITY; SECTION 409A

Sections III (c) through V shall continue in full force in accordance with their respective terms notwithstanding any termination of the Period of Employment. All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court may limit this Agreement to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.

The parties hereby recognize that it may be necessary to amend this Agreement in order to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). The parties hereby agree that they shall work together in good faith and shall amend this Agreement in a timely manner as may be necessary to comply with Section 409A, maintaining, to the maximum extent practicable, the original intent and economic benefit to the Executive of the applicable provisions hereof.

SECTION VII

INDEMNIFICATION

The Company shall maintain directors’ and officers’ liability insurance coverage for the Executive and shall indemnify the Executive in accordance with Company policy regarding indemnification of its most senior level executives and at a level substantially equivalent to the indemnification provided to the Executive under the Cendant Agreement.

SECTION VIII

SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon the Company’s successors and assigns. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets, which becomes bound by this Agreement. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

REALOGY CORPORATION

By:
Title:

EXECUTIVE

Exhibit A

“Good Reason” shall mean:

a. the failure to elect and continue the Executive as Chairman of the Board or to nominate the Executive for re-election as a member of the Board;

b. the assignment to the Executive of duties, authorities, responsibilities and reporting requirements inconsistent with his position, or if the scope of any of the Executive’s material duties or responsibilities as Chief Executive Officer of the Company is reduced or expanded to a significant degree without the Executive’s prior consent, except for any reduction in duties and responsibilities due to Executive’s illness or disability and except in the event the Board shall determine that the Executive shall no longer serve the Company in the capacity of Chief Executive Officer but permits the Executive to continue to serve the Company in the capacity of Chairman of the Board of Directors;

c. a reduction in or a substantial delay in the payment of the Executive’s benefits from those required to be provided in accordance with the provisions of this Agreement;

d. a requirement by the Company or the Board, without the Executive’s prior written consent, that the Executive be based in another location that is more than a 20-mile radius from the Executive’s New York, New York offices as provided for under Section II, other than on travel reasonably required to carry out the Executive’s obligations under this Agreement;

e. the failure of the Company to indemnify the Executive (including the prompt advancement of expenses), or to maintain directors’ and officers’ liability insurance coverage for the Executive, in accordance with the provisions of Section VII;

f. the Company’s purported termination of the Executive’s employment for Cause other than in accordance with the requirements of this Agreement;

g. the occurrence of a “Change of Control”;

h. the delivery to the Board of a written notice from the Executive stating that the Executive is unable to deliver a Covered Certification because either (I) the Company and/or its representatives have failed to cooperate or otherwise have prevented the Executive from completing such review as he deems necessary to deliver a Covered Certification or (II) the Company and/or its representatives have failed to address the Executive’s reasonable concerns regarding the adequacy and completeness of the periodic reports or other documentation, or regarding the Company’s disclosure or reporting procedures, as to which the Covered Certification relates, PROVIDED THAT in any such case the Board fails to cure to the Executive’s satisfaction any of the matters addressed in subclauses (I) or (II) in a timely manner prior to when the Covered Certification would otherwise have been required to be filed;

i. the failure of any successor company to the Company to assume this Agreement in accordance with Section VIII; and

j. any other breach by the Company of any provision of this Agreement.

For purposes of the foregoing, (i) “Change of Control” shall have the meaning set forth in Section 6(a)(iv) of the Cendant Agreement and (ii) no certification by the Executive, as may be required by any governmental authority, of any periodic reports or other documentation filed by the Company under any applicable law, rule or regulation shall provide any basis for any alleged “Cause” hereunder so long as the Executive reasonably relied on the Company’s disclosure and reporting procedures in connection with Executive’s review of the periodic reports or other documentation underlying his certification and the Executive believed that his certification was accurate at the time made (such certification shall be referred to as a “Covered Certification”).

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